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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     September 17, 1998


                    Pennsylvania Real Estate Investment Trust
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               (Exact Name of Registrant as Specified in Charter)
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
        Pennsylvania                            1-6300                            23-6216339
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(State or Other Jurisdiction                 (Commission                         (IRS Employer
     of Incorporation)                       File Number)                      Identification No.)
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455 Pennsylvania Avenue, Suite 135, Fort Washington, Pennsylvania      19034
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:  (215) 542-9250
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.           Acquisition or Disposition of Assets.

         On September 17, 1998, PREIT Associates, L.P., a Delaware limited partnership ("PALP") of which Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), is the sole general partner, acquired 99% of the membership interests in Equity-Prince George's Plaza, L.L.C., a Delaware limited liability company ("EPGP, LLC"), and PR PGPlaza LLC, a Delaware limited liability company and an affiliate of PALP, acquired the remaining 1% of such membership interests from Edgewater Associates #3 Limited Partnership, an Illinois limited partnership ("Edgewater") and became the managing member of EPGP, LLC. PALP and PR PGPlaza LLC are collectively referred to herein as the "Purchaser". The aggregate purchase price for the transaction was $65 million, plus approximately $2 million cash in closing costs, customary apportionments and mortgate escrows, consisting of (i) assumed debt of approximately $43,700,000, (ii) the payment by PALP of approximately $20,300,000 of cash to the Sellers and (iii) the issuance by PALP to Edgewater of 131,507 units of Class B limited partner interest in PALP ("Units") having a value of $3 million. The pricing of the Units was based on a formula tied to the average closing sales price of the Shares of Beneficial Interest in PREIT underlying the Units on the New York Stock Exchange for the 20 business days prior to the public announcement of the transaction, which was $22.81 per Share.

         EPGP, LLC is the sole beneficiary of a trust (the "Trust") that holds title to a retail shopping center commonly known as "Prince George's Plaza" located in Hyattsville, Maryland (the "Property"). As part of the transaction, Samuel Zell withdrew as the sole trustee of the Trust and was replaced by Jonathan B. Weller, the registrant's President and Chief Operating Officer.

         Prior to the closing of the transaction, PREIT-RUBIN, Inc., an affiliate of the Purchaser, managed the Property pursuant to a management agreement with the Trust. The registrant currently intends to continue to operate the Property, through PR PGPlaza LLC and PALP, as a retail shopping center, under the management of PREIT-RUBIN, Inc.

         The sole general partner of Edgewater is Samuel Zell. PREIT is not aware of any material relationship between Mr. Zell and (i) PREIT or any of its affiliates, (ii) any officer or trustee of PREIT or (iii) any associate of the officers or trustees of PREIT. The Purchaser financed the cash portion of the purchase price through a borrowing under PREIT's existing revolving line of credit with First Union National Bank. The purchase price was determined in arms-length negotiations among the parties based upon PREIT's valuation of the cash flow of the Property.

Location of the Property

         The Property is located on a 52-acre site in Hyattsville, Prince George's County, Maryland at 3500 East West Highway (Route 410). The location is accessible from I-95 and the Capital Beltway (I-495) and the Baltimore-Washington Parkway (Route 295). Prince George's Plaza is approximately seven miles from the Northeast corner of Washington, DC and is in close proximity to a Metrobus stop and Metrorail station.


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Description of the Property

         Prince George's Plaza is a single-level, enclosed regional shopping center containing 850,000 square feet of gross leasable area. Originally constructed as an open-air mall in 1959, the shopping center was enclosed in 1977, and renovated and expanded in 1990.

         The anchor tenants, comprising approximately 400,000 square feet, include Hecht's, J.C. Penney and G.C. Murphy. The balance of the shopping center consists of approximately 120 mall shops, 10 kiosks and 10 food court units. The occupancy rate was approximately 93.5% on June 30, 1998.

Taxes

         The property taxes for the 1998 fiscal year are expected to be approximately $730,000.

Assumed Debt

         The Property is subject to a mortgage in the face amount of $44,000,000, carrying an interest rate of 8.70%, amortizing over a 30-year period. This mortgage was originated on May 16, 1997 and matures on June 1, 2027, with an option to prepay the loan on or after June 1, 2007. The principal balance at the time of closing was approximately $43.7 million.

Competition

         The primary competition for the Property consists of three regional malls located within a fifteen-mile radius of the Property. Secondary competition consists of several strip centers that share the Property's trade area.

Environmental

         PREIT commissioned a Phase I Environmental Site Assessment and a follow-up Phase II Environmental Site Assessment for the Property. The Phase II assessment was performed to investigate further each of the recognized environmental conditions that were identified by the Phase I assessment. According to the Phase II assessment results, no indications of recognized environmental conditions exist at the Property except for a minor issue that a tenant will be requested to rectify.

Management Arrangement

         The Property will continue to be managed by PREIT-RUBIN, Inc.



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         After reasonable inquiry, PREIT is not aware of any material factors relating to the Property, other than those described in the foregoing discussion, that would cause the financial information reported in Item 7(a) hereof not to be necessarily indicative of future operating results.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements

         The registrant believes that it is impracticable to provide at this time the required financial information for the acquisition described in Item 2 of this report. The registrant expects to file the required financial information by December 1, 1998, which is within 60 days after the date on which this report is filed.

         (b)      Pro Forma Financial Information

         The registrant believes that it is impracticable to provide at this time the required pro forma financial information for the acquisition described in Item 2 of this report. The registrant expects to file the required pro forma financial information by December 1, 1998, which is within 60 days after the date on which this report is filed.

         (c)      Exhibits

                  2.1* Purchase and Sale and Contribution Agreement dated as of September 17, 1998 by and among Edgewater Associates #3 Limited Partnership, an Illinois limited partnership, Equity-Prince George's Plaza, Inc., an Illinois corporation, PREIT Associates, L.P., a Delaware limited partnership and PR PGPlaza LLC, a Delaware limited liability company.







    * Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase and Sale and Contribution Agreement are omitted. The Purchase and Sale and Contribution Agreement identifies the contents of all schedules and exhibits thereto, and the registrant agrees to furnish supplementally copies of such schedules and exhibits to the Securities and Exchange Commission upon request.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


Date:  October 2, 1998             By:  /s/ Jonathan B. Weller
                                        --------------------------------------
                                        Jonathan B. Weller
                                        President and Chief Operating Officer


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                             Exhibit Index

Number   Exhibit                                                     Page Number

2.1      Purchase and Sale and Contribution Agreement dated as of           7
         September 17, 1998 by and among Edgewater Associates #3
         Limited Partnership, an Illinois limited partnership, Equity-Prince George's Plaza, Inc., an Illinois corporation,
         PREIT Associates, L.P., a Delaware limited partnership and PR PGPlaza LLC, a Delaware limited liability company.